Exhibit 99.1

EDITORIAL CONTACT:

Michele Drake
+1 408 345 8396
michele_drake@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Reports Third-Quarter 2015 Results

Highlights:

•	GAAP income from continuing operations of $105 million, or $0.31 per share

•	Non-GAAP income from continuing operations of $147 million, or $0.44 per share(1)

•	Orders of $953 million and revenue of $1.01 billion

•	Fourth-quarter fiscal year 2015 revenue guidance of $1.03 billion to $1.05 billion, and non-GAAP earnings guidance of $0.45 to $0.49 per share(2)

•	Fiscal year 2015 revenue guidance of $4.03 billion to $4.05 billion, and non-GAAP earnings guidance of $1.68 to $1.72 per share(2)

SANTA CLARA, Calif., Aug. 17, 2015 - Agilent Technologies Inc. (NYSE: A) today reported orders of $953 million, down 6 percent (up 3 percent on a core basis(3)) over one year ago for the third fiscal quarter ended July 31, 2015. Third-quarter revenue was $1.01 billion, up 1 percent (up 9 percent on a core basis(3)) compared with one year ago.

Third-quarter GAAP income from continuing operations was $105 million, or $0.31 per share. Last year’s third-quarter GAAP income from continuing operations was $63 million, or $0.19 per share.

During the third quarter, Agilent had intangible amortization of $38 million, transformation costs of $12 million, acquisition and integration costs of $4 million, and a tax benefit of $14 million. Excluding these items, and $2 million of other costs, Agilent reported third-quarter adjusted income from continuing operations of $147 million, or $0.44 per share(1).

“Agilent delivered excellent results for our shareholders in the third quarter,” said Mike McMullen, Agilent president and CEO. “Revenue was at the high end of our guidance, and earnings per share were above our guidance range.”

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“Our operating model is driving above-market revenue growth and margin expansion,” he added. “In Q3, we delivered an adjusted operating margin of 19.9 percent(4), up 110 basis points from last year.”

Third-quarter revenue of $511 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew 1 percent year over year (up 9 percent on a core basis(3)), driven by strong performance in pharma, environmental and forensics markets. LSAG’s Q3 operating margin was 18.7 percent.

Third-quarter revenue of $336 million from the Agilent CrossLab Group (ACG) was flat year over year (up 8 percent on a core basis(3)), led by continued strong acceptance of the company’s CrossLab services and consumables offerings. ACG’s operating margin was 22.6 percent in the quarter.

Third-quarter revenue of $167 million from Agilent’s Diagnostics and Genomics Group (DGG) was flat year over year (up 10 percent on a core basis(3)), with continued strong growth across all its businesses. DGG’s operating margin for the quarter was 16.8 percent.

Agilent expects fourth-quarter 2015 revenue in the range of $1.03 billion to $1.05 billion. Fourth-quarter non-GAAP earnings are expected to be in the range of $0.45 to $0.49 per share(2).

For fiscal year 2015, Agilent expects revenue of $4.03 billion to $4.05 billion and non-GAAP earnings of $1.68 to $1.72 per share(2). The guidance is based on July 31, 2015, exchange rates.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenue of $4.0 billion in fiscal 2014. The company employs about 12,000 people worldwide. Agilent marks its 50th anniversary in analytical instrumentation this year. Information about Agilent is available at www.agilent.com.

Agilent’s management will present more details about its third-quarter FY2015 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q3 2015 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately 5:30 p.m. PT today through Aug. 25 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering passcode 87671650.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and

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services; customer expectations; and revenue and non-GAAP earnings guidance for the fourth quarter and full fiscal year 2015. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended April 30, 2015. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)
Non-GAAP income from continuing operations and non-GAAP income from continuing operations per share exclude primarily the impacts of acquisition and integration costs, pre-separation costs, transformation initiatives and restructuring costs, business exit and divestiture costs, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)
Non-GAAP earnings per share as projected for Q4 FY15 and full fiscal year 2015 excludes primarily the impact of acquisition and integration costs, future restructuring costs, asset impairment charges, business exit and divestiture costs and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $40 million per quarter.

(3)
Core orders and revenue exclude the impact of currency, the NMR business and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between GAAP revenue and core revenue is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

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(4)
Adjusted operating margin is a non-GAAP measure and excludes primarily the impacts of acquisition and integration costs, transformation initiatives and restructuring costs, business exit and divestiture costs, and non-cash intangibles amortization in addition to the costs related to services Agilent is providing to Keysight post separation. A reconciliation is set forth on page 9 of the attached tables along with additional information regarding the use of this non-GAAP measure.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2015	2014	Inc/(Dec)
Orders	$953	$1,017	(6)%

Net revenue	$1,014	$1,009	1%

Costs and expenses:
Cost of products and services	501	507	(1)%
Research and development	79	86	(8)%
Selling, general and administrative	290	285	2%
Total costs and expenses	870	878	(1)%

Income from operations	144	131	10%

Interest income	2	3	(33)%
Interest expense	(17)	(28)	(39)%
Other income (expense), net	(1)	(21)	(95)%

Income from continuing operations before taxes	128	85	51%

Provision for income taxes	23	22	5%

Income from continuing operations	105	63	67%

Income (loss) from discontinued operations, net of tax	(2)	84

Net income	$103	$147	(30)%

Net income per share - Basic:
Income from continuing operations	$0.32	$0.19
Income (loss) from discontinued operations	$(0.01)	$0.25
Net income per share - Basic	$0.31	$0.44

Net income per share - Diluted:
Income from continuing operations	$0.31	$0.19
Income from discontinued operations	$—	$0.24
Net income per share - Diluted	$0.31	$0.43

Weighted average shares used in computing net income per share:
Basic	332	334
Diluted	334	338

Cash dividends declared per common share	$0.100	$0.132

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2015	2014	Inc/(Dec)
Orders	$2,987	$3,027	(1)%

Net revenue	$3,003	$3,005	—

Costs and expenses:
Cost of products and services	1,497	1,508	(1)%
Research and development	248	261	(5)%
Selling, general and administrative	892	887	1%
Total costs and expenses	2,637	2,656	(1)%

Income from operations	366	349	5%

Interest income	6	7	(14)%
Interest expense	(50)	(87)	(43)%
Other income (expense), net	15	(18)	—

Income from continuing operations before taxes	337	251	34%

Provision for income taxes	42	27	56%

Income from continuing operations	295	224	32%

Income (loss) from discontinued operations, net of tax	(37)	257

Net income	$258	$481	(46)%

Net income per share - Basic:
Income from continuing operations	$0.88	$0.67
Income (loss) from discontinued operations	$(0.11)	$0.77
Net income per share - Basic	$0.77	$1.44

Net income per share - Diluted:
Income from continuing operations	$0.88	$0.66
Income (loss) from discontinued operations	$(0.11)	$0.76
Net income per share - Diluted	$0.77	$1.42

Weighted average shares used in computing net income per share:
Basic	334	333
Diluted	336	338

Cash dividends declared per common share	$0.300	$0.396

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2015	2014	2015	2014
Net Income	$103	$147	$258	$481

Other comprehensive income (loss), net of tax:

Unrealized gain on investments	—	8	—	8
Amounts reclassified into earnings related to investments	—	(1)	—	(1)
Unrealized gain on derivative instruments	1	2	7	1
Amounts reclassified into earnings related to derivative instruments	(1)	1	(9)	1
Foreign currency translation	(66)	(92)	(337)	(59)
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	7	11	17	36
Change in net prior service benefit	(3)	(8)	(8)	(24)
Other comprehensive loss	(62)	(79)	(330)	(38)

Total comprehensive income (loss)	$41	$68	$(72)	$443

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	July 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,075	$2,218
Accounts receivable, net	584	626
Inventory	545	574
Other current assets	274	261
Current assets of discontinued operations	—	1,821
Total current assets	3,478	5,500

Property, plant and equipment, net	587	631
Goodwill	2,366	2,507
Other intangible assets, net	484	649
Long-term investments	88	96
Other assets	248	283
Non-current assets of discontinued operations	—	1,165
Total assets	$7,251	$10,831

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$248	$302
Employee compensation and benefits	186	228
Deferred revenue	265	260
Other accrued liabilities	154	289
Current liabilities of discontinued operations	—	623
Total current liabilities	853	1,702

Long-term debt	1,655	1,663
Retirement and post-retirement benefits	168	209
Other long-term liabilities	469	522
Long-term liabilities of discontinued operations	—	1,434
Total liabilities	3,145	5,530

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 611 million shares at July 31, 2015 and 608 million shares at October 31, 2014, issued	6	6
Treasury stock at cost; 279 million shares at July 31, 2015 and 273 million shares at October 31, 2014	(10,074)	(9,807)
Additional paid-in-capital	9,029	8,967
Retained earnings	5,474	6,466
Accumulated other comprehensive loss	(332)	(334)
Total stockholders' equity	4,103	5,298
Non-controlling interest	3	3
Total equity	4,106	5,301
Total liabilities and equity	$7,251	$10,831

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Nine Months Ended
	July 31,	July 31,
	2015	2015
Cash flows from operating activities:
Net income	$103	$258
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	62	193
Share-based compensation	10	43
Excess tax benefit from share-based plans	(5)	(5)
Excess and obsolete inventory related charges	7	20
Other non-cash expenses, net	8	13
Changes in assets and liabilities:
Accounts receivable	(15)	1
Inventory	—	(18)
Accounts payable	(12)	(47)
Employee compensation and benefits	(20)	(27)
Other assets and liabilities	(47)	(177)
Net cash provided by operating activities (a)	91	254

Cash flows from investing activities:
Investments in property, plant and equipment	(19)	(71)
Proceeds from sale of property, plant and equipment	—	11
Proceeds from divestiture	—	3
Payment to acquire equity method investment	—	(1)
Change in restricted cash and cash equivalents, net	—	1
Payment in exchange for convertible note	(2)	(2)
Acquisition of businesses and intangible assets, net of cash acquired	(66)	(66)
Net cash used in investing activities	(87)	(125)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	17	57
Treasury stock repurchases	(99)	(267)
Payment of dividends	(33)	(100)
Net transfer to Keysight	—	(734)
Excess tax benefit from share-based plans	5	5
Net cash used in financing activities	(110)	(1,039)

Effect of exchange rate movements	(16)	(43)

Net decrease in cash and cash equivalents	(122)	(953)

Change in cash and cash equivalents within current assets of discontinued operations	—	810

Cash and cash equivalents at beginning of period	2,197	2,218
Cash and cash equivalents at end of period	$2,075	$2,075

(a) Cash payments included in operating activities:
Severance payments	$7	$30
Income tax payments, net	$42	$121

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2015	Diluted EPS	2014	Diluted EPS	2015	Diluted EPS	2014	Diluted EPS
GAAP Income from continuing operations	$105	$0.31	$63	$0.19	$295	$0.88	$224	$0.66
Non-GAAP adjustments:
Restructuring and other related costs	—	—	—	—	—	—	(2)	(0.01)
Acceleration of share-based compensation related to workforce reduction	—	—	—	—	2	0.01	—	—
Intangible amortization	38	0.11	46	0.14	119	0.35	144	0.43
Business exit and divestiture costs	—	—	—	—	13	0.04	—	—
Transformational initiatives	12	0.04	7	0.02	41	0.12	18	0.05
Acquisition and integration costs	4	0.01	2	0.01	6	0.02	10	0.03
Pre-separation costs	—	—	4	0.01	—	—	8	0.02
Net loss on extinguishment of debt			21	0.06			21	0.06
Unallocated corporate costs	—	—	12	0.03	—	—	32	0.09
Other	2	0.01	(13)	(0.04)	1	—	(10)	(0.03)
Adjustment for taxes (a)	(14)	(0.04)	(5)	(0.01)	(62)	(0.18)	(49)	(0.13)
Non-GAAP Income from continuing operations	$147	$0.44	$137	$0.41	$415	$1.24	$396	$1.17

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three and nine months ended July 31, 2015 and 2014 , management uses a non-GAAP effective tax rate of 20% and 16%, respectively, that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP income from continuing operations and non-GAAP income from continuing operations per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, transformational initiatives, acquisition and integration costs, business exit and divestiture and pre-separation costs.

Restructuring costs include incremental expenses associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees.

Business exit and divestiture costs include costs associated with the exit of the NMR business and the divestiture of the XRD business.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-separation resizing of the IT infrastructure and streamlining of IT systems as well as the expenses incurred to effect the Agile Agilent reengineering.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Pre-separation costs include Agilent-specific incremental expenses incurred in order to effect the separation, through November 1, 2014 distribution date.

Net loss on extinguishment of debt relates to the early redemption of some of our senior notes.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q3'15	Q3'14	Q2'15
Orders	$471	$527	$506
Revenues	$511	$507	$473
Gross Margin, %	55.6%	55.2%	56.1%
Income from Operations	$95	$84	$75
Operating margin, %	18.7%	16.5%	15.8%

Diagnostics and Genomics Group

	Q3'15	Q3'14	Q2'15
Orders	$168	$169	$168
Revenues	$167	$166	$169
Gross Margin, %	57.0%	55.7%	54.8%
Income from Operations	$28	$22	$25
Operating margin, %	16.8%	13.5%	15.0%

Agilent CrossLab™ Group

	Q3'15	Q3'14	Q2'15
Orders	$314	$321	$365
Revenues	$336	$336	$321
Gross Margin, %	48.5%	49.1%	49.6%
Income from Operations	$76	$84	$69
Operating margin, %	22.6%	24.9%	21.5%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, transformational initiatives, acquisition and integration costs, business exit and divestiture and pre-separation costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING THE NMR BUSINESS, ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q3'15	Q3'14	Year-over-Year % change

Life Sciences and Applied Markets Group	$511	$507	1%

Diagnostics and Genomics Group	167	166	0%

Agilent CrossLab™ Group	336	336	0%

Agilent	$1,014	$1,009	1%

	Non-GAAP			Currency Adjustments (a)	Currency-Adjusted
Non-GAAP Revenue by Segment	Q3'15	Q3'14	Year-over-Year % change	Q3'15	Q3'15	Q3'14	Year-over-Year % change

Life Sciences and Applied Markets Group excluding NMR	$503	$485	4%	$(28)	$531	$485	9%

Diagnostics and Genomics Group excluding acquisition	166	166	0%	(16)	182	166	10%

Agilent CrossLab™ Group	336	336	0%	(27)	363	336	8%

Agilent Revenue (Core)	$1,005	$987	2%	$(71)	$1,076	$987	9%

.
(a) We compare the year-over-year change in revenue excluding the effect of the NMR business, recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

The preliminary reconciliation of GAAP revenue adjusted for the NMR business, recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS
(In millions, except margin data)
(Unaudited)
PRELIMINARY

		Operating
	Q3 2015	Margin %

Revenue:	$1,014

Income from operations:
GAAP Income from operations	$144	14.2%
Add:
Amortization of intangible assets	38
Transformational initiatives	12
Acquisition and integration costs	4
Other	1
Non-GAAP income from operations	$199	19.7%
Reimbursement from Keysight for services (a)	4
Adjusted non-GAAP income from operations	$203	19.9%

(a) Post separation, Agilent is providing Keysight Technologies, Inc. certain IT and site services. These IT and site services are included in our operating expenses. The amounts billed to Keysight for these services are recorded in other income.

We provide non-GAAP income from operations in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of income from operations and operating margins is estimated based on our current information.